Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Premier Holding Corp.

 We consent to the use of our report dated January 24, 2011, with respect to the financial statements of Premier Holding Corp. as of the year ended December 31, 2010, to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1/A, Amendment No. 4  filed by Premier Holding Corp. dated July 21, 2011.

 /s/ M&K CPAS, PLLC

 Houston, Texas

 July  21, 2011